- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                            ___________________

                                  FORM T-1
                            ___________________

                     STATEMENT OF ELIGIBILITY UNDER THE
                TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                        DESIGNATED TO ACT AS TRUSTEE
                            ___________________

       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                      PURSUANT TO SECTION 305(b)(2)___
                            ___________________

                    FIRST UNION NATIONAL BANK OF GEORGIA
            (Exact name of trustee as specified in its charter)

 999 Peachtree Street, N.E.
         Suite 1100
      Atlanta, Georgia             30309                58-1079889
    (Address of principal       (Zip Code)           (I.R.S. employer
     executive offices)                             identification no.)
                            ___________________

                    First Union National Bank of Georgia
                           Two First Union Center
                      Charlotte, North Carolina  28288
                               (704) 374-7053
         (Name, address and telephone number of agent for service)
                            ___________________

                   MERRY LAND & INVESTMENT COMPANY, INC.
            (Exact name of obligor as specified in its charter)

                Georgia                            58-0961876
            (State or other                       (IRS employer
     jurisdiction of incorporation             identification no.)
           or organization)

           624 Ellis Street
           Augusta, Georgia                           30901
(Address of principal executive offices)           (Zip Code)
                            ___________________

                        Subordinated Debt Securities
                    (Title of the indenture securities)

- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------
                                                     Registration No. 33-57453

1.      GENERAL INFORMATION.

        Furnish the following information as to the trustee--

        Name and address of each examining or supervising authority to which it is subject.

        The Comptroller of the Currency,
        Washington, D.C.

        Federal Reserve Bank of Atlanta
        104 Marietta Street, N.W.
        Atlanta, Georgia

        Federal Deposit Insurance Corporation
        Washington, D.C.

        Whether it is authorized to exercise corporate trust powers.

        Yes.

2. AFFILIATIONS WITH OBLIGOR.

   If the obligor is an affiliate of the trustee, describe each such affiliation.

   None.

16.     LIST OF EXHIBITS.

   List below all exhibits filed as a part of this statement of eligibility.

   (1) A copy of the Articles of Association of the trustee as now in effect.

   (2) A copy of the certificate of authority of the trustee to commence business.

   (3) A copy of the authorization of the trustee to exercise corporate trust powers.

   (4) A copy of the existing by-laws of the trustee, as amended to date.

   (5) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

   (6) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                  SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, First Union National Bank of Georgia, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized all in the City of Atlanta and the State of Georgia, on the ____ day of _______________, 19__.


                                     FIRST UNION NATIONAL BANK OF
                                       GEORGIA



                                     By: /s/ Susan L. Adams
                                     ------------------------------
                                             Susan L. Adams
                                             Vice President

                            EXHIBIT 1 TO FORM T-1            Charter No. 21161


                     FIRST UNION NATIONAL BANK OF GEORGIA

                           ARTICLES OF ASSOCIATION
                           -----------------------


   For the purpose of organizing an association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association:

   FIRST. The title of the association shall be FIRST UNION NATIONAL BANK OF GEORGIA.

   SECOND. The main office of the association shall be in Atlanta, County of Fulton, State of Georgia. The general business of the association shall be conducted at its main office and its branches.

   THIRD. The Board of Directors of this association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his directorship, shall own a minimum of $1,000 aggregate par value of stock of this association or a minimum par market value or equity interest of $1,000 of stock in the bank holding company controlling this association. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

   FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified thereby in the bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

   Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing bank management shall be made in writing and be delivered or mailed to the president of the bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

   Such notification shall contain the following information to the extent known to the notifying shareholder:

        o    The name and address of each proposed nominee.

        o    The principal occupation of each proposed nominee.

        o The total number of shares of capital stock of the bank that will be voted for each proposed nominee.

        o    The name and residence address of the notifying shareholder.

        o The number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairperson of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

   FIFTH. The authorized amount of capital stock of this association shall be 2,500,000 shares of common stock of the par value of Ten Dollars ($10.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

   If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution by the shareholders at the time the increase is authorized. The Board of Directors will have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

   The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

   SIXTH. The Board of Directors shall appoint one of its members president of this association, who shall be chairperson of the Board, unless the Board appoints another director to be the chairperson. The Board of Directors shall have the power to appoint one or more vice presidents; and to appoint a cashier and such other officers and employees as may be required to transact the business of this association.

   The Board of Directors shall have the power to:

        o Define the duties of the officers and employees of the association.

        o    Fix the salaries to be paid to the officers and employees.

        o    Dismiss officers and employees.

        o Require bonds from officers and employees and to fix the penalty thereof.

        o Regulate the manner in which any increase of the capital of the association shall be made.

        o Manage and administer the business and affairs of the association.

        o    Make all bylaws that it may be lawful for the Board to make.

        o Generally to perform all acts that are legal for a Board of Directors to perform.

   SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Atlanta, Georgia, without the approval of the shareholders, and shall have the power to establish or change the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location, without the approval of the shareholders.

   EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

   NINTH. The Board of Directors of this association, or any three or more shareholders owning, in the aggregate, not less than 10 percent of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage pre-paid, mailed at least 10 days prior to the date of the meeting to each shareholder of record at his address as shown upon the books of this association.

   TENTH.  Each director and executive officer of this association shall be indemnified by the association against liability in any proceeding (including without limitation a proceeding brought by or on behalf of the association itself) arising out of his status as such or his activities in either of the foregoing capacities, except for any liability incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the
association.   Liabilities incurred by a director or executive officer of the association in defending a proceeding shall be paid by the association in advance of the final disposition of such proceeding upon receipt of an undertaking by the director or executive officer to repay such amount if it shall be determined, as provided in the last paragraph of this Article Tenth, that he is not entitled to be indemnified by the association against such liabilities.

   The indemnity against liability in the preceding paragraph of this Article Tenth, including liabilities incurred in defending a proceeding, shall be automatic and self-operative.

   Any director, officer or employee of this association who serves at the request of the association as a director, officer, employee or agent of a charitable, not-for-profit, religious, educational or hospital corporation, partnership, joint venture, trust or other enterprise, or a trade association, or as a trustee or administrator under an employee benefit plan, or who serves at the request of the association as a director, officer or employee of a business corporation in connection with the administration of an estate or trust by the association, shall have the right to be indemnified by the association, subject to the provisions set forth in the following paragraph of this Article Tenth, against liabilities in any manner arising out of or attributable to such status or activities in any such capacity, except for any liability incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the association, or of the corporation, partnership, joint venture, trust, enterprise, association or plan being served by such person.

   In the case of all persons except the directors and executive officers of the association, the determination of whether a person is entitled to indemnification under the preceding paragraph of this Article Tenth shall be made by and in the sole discretion of the Chief Executive Officer of the association. In the case of the directors and executive officers of the association, the indemnity against liability in the preceding paragraph of this Article Tenth shall be automatic and self-operative.

   For purposes of this Article Tenth of these Articles of Association only, the following terms shall have the meanings indicated:

   (a) "Association" means First Union National Bank of Georgia and its direct and indirect wholly-owned subsidiaries.

   (b) "Director" means an individual who is or was a director of the association.

   (c) "Executive officer" means an officer of the association who by resolution of the Board of Directors of the association has been determined to be an executive officer of the association for purposes of Regulation O of the Federal Reserve Board.

   (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses, including counsel fees and expenses, incurred with respect to a proceeding.

   (e) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

   (f) "Proceeding" means any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

   The association shall have no obligation to indemnify any person for an amount paid in settlement of a proceeding unless the association consents in writing to such settlement.

   The right to indemnification herein provided for shall apply to persons who are directors, officers, or employees of banks or other entities that are hereafter merged or otherwise combined with the association only after the effective date of such merger or other combination and only as to their status and activities after such date.

   The right to indemnification herein provided for shall inure to the benefit of the heirs and legal representatives of any person entitled to such right.

   No revocation of, change in, or adoption of any resolution or provision in the Articles of Association or By-laws of the association inconsistent with, this Article Tenth shall adversely affect the rights of any director, officer, or employee of the association with respect to (i) any proceeding commenced or threatened prior to such revocation, change, or adoption, or (ii) any proceeding arising out of any act or omission occurring prior to such revocation, change, or adoption, in either case, without the written consent of such director, officer, or employee.

   The rights hereunder shall be in addition to and not exclusive of any other rights to which a director, officer, or employee of the association may be entitled under any statute, agreement, insurance policy, or otherwise.

   The association shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the association, or is or was serving at the request of the association as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, trade association, employee benefit plan, or other enterprise, against any liability asserted against such director, officer, or employee in any such capacity, or arising out of their status as such, whether or not the association would have the power to indemnify such director, officer, or employee against such liability, excluding insurance coverage for a formal order assessing civil money penalties against an association director or employee.

   Notwithstanding anything to the contrary provided herein, no person shall have a right to indemnification with respect to any liability (i) incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the association,
(ii) to the extent such person is entitled to receive payment therefor under any insurance policy or from any corporation, partnership, joint venture, trust, trade association, employee benefit plan, or other enterprise other than the association, or (iii) to the extent that a court of competent jurisdiction determines that such indemnification is void or prohibited under state or federal law.

   ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greatest amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

                            EXHIBIT 2 TO FORM T-1


                         Comptroller of the Currency

                   TREASURY DEPARTMENT OF THE UNITED STATES

                               Washington, D.C.

   WHEREAS, satisfactory evidence has been presented to the Comptroller of the Currency that Citizens DeKalb Bank located in Clarkston, State of Georgia, has complied with all provisions of the statutes of the nited States required to be complied with before being authorized to commence the business of banking as a National Banking Association.

   NOW, THEREFORE, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association under the title FIRST UNION NATIONAL BANK OF GEORGIA effective April 1, 1986.

   IN TESTIMONY WHEREOF, witness my signature and seal of office this 1st day of April, 1986.
                                     /s/ Robert R. Klinzing
                                     [Deputy] Comptroller of the Currency



                                     Charter No. 21161

                            EXHIBIT 3 TO FORM T-1



                         Comptroller of the Currency

                   TREASURY DEPARTMENT OF THE UNITED STATES

                               Washington, D.C.



   WHEREAS, FIRST UNION NATIONAL BANK OF GEORGIA, located in Atlanta,
State of Georgia, being a National Banking Association, organized under the statutes of the United States, has made application for authority to act as fiduciary;

   AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

   NOW THEREFORE, I hereby certify that the said association is authorized to act in all fiduciary capacities permitted by such statutes.

   IN TESTIMONY THEREOF, witness my signature and seal of Office this Seventeenth day of February, 1987.

[SEAL]                          /s/ Robert L. Clarke
                                Comptroller of the Currency





                                Charter No. 21161

                            EXHIBIT 4 TO FORM T-1

                                  BY-LAWS OF

                     FIRST UNION NATIONAL BANK OF GEORGIA


                                  ARTICLE I

                           Meetings of Shareholders
                           ------------------------

   SECTION 1.1 ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of April in each year, commencing with the year 1988, except that the Board of Directors may, from time to time and upon passage of a resolution specifically setting forth their reasons, set such other date for such meeting during the month of April as the Board of Directors may deem necessary or appropriate; provided, however, that if an annual meeting shall fall on a legal holiday, then such annual meeting shall be held on the second business day following such legal holiday. The holders of a majority of those outstanding shares entitled to vote which are represented at any meeting of the shareholders may choose persons to act as Chairman and as Secretary of the meeting.

   SECTION 1.2 SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Association, a notice stating the purpose of the meeting.

   SECTION 1.3 NOMINATIONS FOR DIRECTORS. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D. C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided how- ever, that if less than 21 days' notice of such meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

   SECTION 1.4 JUDGES OF ELECTION. The Board may at any time appoint from among the shareholders three or more persons to serve as Judges of Election at any meeting of shareholders; to act as judges and tellers with respect to all votes by ballot at such meeting and to file with the Secretary of the meeting a Certificate under their hands, certifying the result thereof.

   SECTION 1.5 PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

   SECTION 1.6 QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                  ARTICLE II

                                  Directors
                                  ---------

   SECTION 2.1 BOARD OF DIRECTORS. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

   SECTION 2.2 NUMBER. The Board shall consist of not less than five nor more than twenty-five directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which, (1) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less, and (2) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

   SECTION 2.3 ORGANIZATION MEETING. The Secretary of the meeting upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be held as soon thereafter as practicable. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting from time to time, until a quorum is obtained.

   SECTION 2.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place and time as may be designated by resolution of the Board of Directors. Upon adoption of such resolution, no further notice of such meeting dates or the place and time thereof shall be required. Upon the failure of the Board of Directors to adopt such a resolution, regular meetings of the Board of Directors shall be held, without notice, on the Friday following the third Tuesday in February, April, June, August, October and December beginning in 1988, at the main office or at such other place and time as may be designated by the Board of Directors. When any regular meeting of the Board falls upon a holiday, whether such regular meeting is established by resolution or falls on the Wednesday following the third Tuesday of the month as a result of the Board not having established regular meeting dates by resolution, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

   SECTION 2.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President of the Association, or at the request of three (3) or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

   SECTION 2.6 QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

   SECTION 2.7 VACANCIES. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

   SECTION 2.8 ADVISORY BOARDS. The Board of Directors may appoint an Advisory Board or Boards in such place or places as the Board of Directors may determine. Each such Advisory Board shall consist of as many persons as the Board of Directors may determine. The duties of each Advisory Board shall be to consult and advise with the Board of Directors and senior officers of the Bank with regard to the best interests of the Association and to perform such other duties as the Board of Directors may lawfully delegate.

                                 ARTICLE III

                           Committees of the Board
                           -----------------------

   SECTION 3.1 The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these By-Laws, may designate three or more directors to constitute an Executive Committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors and the management of the Association. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or any member of the Board of Directors by law. The Board of Directors reserves to itself alone the power to act on (1) dissolution, merger or consolidation, or disposition of substantially all corporate property, (2) designation of committees or filling vacancies on the Board of Directors or on a committee of the Board (except as hereinafter provided), (3) adoption, amendment or repeal of By-laws, (4) amendment or repeal of any resolution of the Board which by its terms is not so amendable or repealable, and (5) declaration of dividends, issuance of stock, or recommendations to stockholders of any action requiring stockholder approval.

   The Board of Directors or the Chairman of the Board of Directors of the Association may change the membership of any committee at any time, fill vacancies therein, discharge any committee or member thereof either with or without cause at any time, and change at any time the authority and responsibility of any such committee.

   A majority of the members of any committee of the Board of Directors may fix such committee's rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action, except such actions as the Board may not require to be reported to it in the resolution creating any such committee. Any action by any committee shall be subject to revision, alteration, and approval by the Board of Directors, except to the extent otherwise provided in the resolution creating such committee; provided, however, that no rights or acts of third parties shall be affected by any such revision or alteration.

                                  ARTICLE IV

                            Officers and Employees
                            ----------------------

   SECTION 4.1 OFFICERS. The officers of this Association may be a Chairman of the Board, one or more Vice Chairman (who shall not be required to be a director of the Association), a President, one or more Vice Presidents, a Secretary, and such other officers as may be appointed by the Board of Directors. The Chairman of the Board and the President shall be a member of the Board of Directors. Any two offices or more may be held by one person, but no officer shall sign or execute any document in more than one capacity.

   SECTION 4.2 ELECTION, TERM OF OFFICE, AND QUALIFICATION. Each officer shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign, or shall have been disqualified, or shall have been removed from office.

   SECTION 4.2(A) OFFICERS ACTING AS ASSISTANT SECRETARY.
Notwithstanding Section 1 of these By-laws, any Senior Vice President, Vice President, or Assistant Vice President shall have, by virtue of his office, and by authority of the By-laws, the authority from time to time to act as an Assistant Secretary of the Bank, and to such extent, said officers are appointed to the office of Assistant Secretary.

   SECTION 4.3 CHIEF EXECUTIVE OFFICER. The Board of Directors shall designate one of its members to be the President of this Association, and the officer so designated shall be an ex officio member of all committees of the Association except the Examining Committee, and its Chief Executive Officer unless some other officer is so designated by the Board of Directors.

   SECTION 4.4 DUTIES OF OFFICERS. The duties of all officers shall be prescribed by the Board of Directors. Nevertheless, the Board of Directors may delegate to the Chief Executive Officer the authority to prescribe the duties of other officers of the corporation not inconsistent with law, the charter, and these By-laws, and to appoint other employees, prescribe their duties, and to dismiss them. Notwithstanding such delegation of authority, any officer or employee also may be dismissed at any time by the Board of Directors.

   SECTION 4.5 OTHER EMPLOYEES. The Board of Directors may appoint from time to time such tellers, vault custodians, bookkeepers, and other clerks, agents, and employees as it may deem advisable for the prompt and orderly transaction of the business of the Association, define their duties, fix the salary to be paid them, and dismiss them. Subject to the authority of the Board of Directors, the Chief Executive Officer or any other officer of the Association authorized by him, may appoint and dismiss all such tellers, vault custodians, bookkeepers and other clerks, agents, and employees, prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

   SECTION 4.6 REMOVAL AND RESIGNATION. Any officer or employee of the Association may be removed either with or without cause by the Board of Directors. Any employee other than an officer elected by the Board of Directors may be dismissed in accordance with the provisions of the preceding Section 4.5. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer of the Association. Any such resignation shall become effective upon its being accepted by the Board of Directors, or the Chief Executive Officer.

                                  ARTICLE V

                               Fiduciary Powers
                               ----------------

   SECTION 5.1 CAPITAL MANAGEMENT GROUP. There shall be an area of this Association known as the Capital Management Group which shall be responsible for the exercise of the fiduciary powers of this Association. The Capital Management Group shall consist of four service areas: Fiduciary Services, Retail Services, Investments and Marketing. The Fiduciary Services unit shall consist of personal trust, employee benefits, corporate trust and operations. The General Office for the Fiduciary Services unit shall be located in Atlanta, Georgia, with City Trust Offices located in such cities within the State of Georgia as designated by the Board of Directors.

   SECTION 5.2 TRUST OFFICERS. There shall be a General Trust Officer of this Association whose duties shall be to manage, supervise and direct all the activities of the Capital Management Group. Further, there shall be one or more Senior Trust Officers designated to assist the General Trust Officer in the performance of his duties. They shall do or cause to be done all things necessary or proper in carrying out the business of the Capital Management Group in accordance with provisions of applicable law and regulation.

   SECTION 5.3 CAPITAL MANAGEMENT/GENERAL TRUST COMMITTEE. There shall be a Capital Management/General Trust Committee composed of not less than four
(4) members of the Board of Directors of this Association who shall be appointed annually or from time to time by its membership. The General Trust Officer shall serve as an ex-officio member of the Committee. Each member shall serve until his successor is appointed. The Board of Directors or the Chairman of the Board may change the membership of the Capital Management/General Trust Committee at any time, fill vacancies therein, or discharge any member thereof with or without cause at any time. The Committee shall counsel and advise on all matters relating to the business or affairs of the Capital Management Group and shall adopt overall policies for the conduct of the business of the Capital Management Group including but not limited to: general administration, investment policies, new business development, and review for approval of major assignments of functional responsibilities. The Committee shall meet at least quarterly or as called for by its Chairman or any three (3) members of the Committee. A quorum shall consist of three (3) members. In carrying out its responsibilities, the Capital Management/General Trust Committee shall review the actions of all officers, employees and committees utilized by this Association in connection with the activities of the Capital Management Group and may assign the administration and performance of any fiduciary powers or duties to any of such officers or employees or to the Investment Policy Committee, Personal Trust Administration Committee, Account Review Committee, Corporate and Institutional Accounts Committee, or any other committees it shall designate. One of the methods to be used in the review process will be the thorough scrutiny of the Report of Examination by the Office of the Comptroller of the Currency and the reports of the Audit Division of First Union Corporation of Georgia, as they relate to the activities of the Capital Management Group. These reviews shall be in addition to reviews of such reports by the Audit Committee of the Board of Directors. The Chairman of the Capital Management/General Trust Committee shall be appointed by the Chairman of the Board of Directors. He shall cause to be recorded in appropriate minutes all actions taken by the Committee. The minutes shall be signed by its Secretary and approved by its Chairman. Further, the Committee shall summarize all actions taken by it and shall submit a report of its proceedings to the Board of Directors at its next regularly scheduled meeting following a meeting of the Capital Management/General Trust Committee. As required by Section 9.7 of Regulation 9 of the Comptroller of the Currency, the Board of Directors retains responsibility for the proper exercise of the fiduciary powers of this Association.

   The Fiduciary Services unit of the Capital Management Group will maintain a list of securities approved for investment in fiduciary accounts and will from time to time provide the Capital Management/General Trust Committee with current information relative to such list and also with respect to transactions in other securities not on such list. It is the policy of this Association that members of the Capital Management/General Trust Committee should not buy, sell or trade in securities which are on such approved list or in any other securities in which the Fiduciary Services unit has taken, or intends to take, a position in fiduciary accounts in any circumstances in which any such transaction could be viewed as a possible conflict of interest or could constitute a violation of applicable law or regulation. Accordingly, if any such securities are owned by any member of the Capital Management/General Trust Committee at the time of appointment to such Committee, the Capital Management Group shall be promptly so informed in writing. If any member of the Capital Management/General Trust Committee intends to buy, sell, or trade in any such securities while serving as a member of the Committee, he should first notify the Capital Management Group in order to make certain that any proposed transaction will not constitute a violation of this policy or of applicable law or regulation.

   SECTION 5.4 INVESTMENT POLICY COMMITTEE. There shall be an Investment Policy Committee composed of not less than seven (7) officers and/or employees of this Association who shall be appointed annually or from time to time by the Board of Directors. Each member shall serve until his successor is appointed. Meetings shall be called by the Chairman or any two (2) members of the Committee. A quorum shall consist of five (5) members. The Investment Policy Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the Capital Management/General Trust Committee. All actions taken by the Investment Policy Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman and submitted to the Capital Management/General Trust Committee at its next ensuing regular meeting for its review and approval.

   SECTION 5.5 PERSONAL TRUST ADMINISTRATION COMMITTEE. There shall be a Personal Trust Administration Committee composed of not less than five (5) officers, who shall be appointed annually or from time to time by the Board of Directors. Each member shall serve until his successor is appointed. Meetings shall be called by the Chairman or any three (3) members of the Committee. A quorum shall consist of three (3) members. The Personal Trust Administration Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the Capital Management/General Trust Committee. All action taken by the Personal Trust Administration Committee shall be recorded in appropriate minutes signed by the Secretary thereof, approved by its Chairman, and submitted to the Capital Management/General Trust Committee at its next ensuing regular meeting for its review and approval.

   SECTION 5.6 ACCOUNT REVIEW COMMITTEE.  There shall be an Account
Review Committee composed of not less than four (4) officers and/or employees of this Association, who shall be appointed annually or from time to time by the Board of Directors. Each member shall serve until his successor is appointed. Meetings shall be called by the Chairman or any two (2) members of the Committee. A quorum shall consist of three (3) members. The Account Review Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the Capital Management/General Trust Committee. All actions taken by the Account Review Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman and submitted to the Capital Management/General Trust Committee at its next ensuing regular meeting for its review and approval.

   SECTION 5.7 CORPORATE AND INSTITUTIONAL ACCOUNTS COMMITTEE. There shall be a Corporate and Institutional Accounts Committee composed of not less than five (5) officers and/or employees of this Association, who shall be appointed annually, or from time to time, by the Capital Management/General Trust Committee and approved by the Board of Directors. Meetings may be called by the Chairman or any two (2) members of the Committee. A quorum shall consist of three (3) members. The Corporate and Institutional Accounts Committee shall exercise such fiduciary powers and duties as may be assigned to it by the Capital Management/General Trust Committee. All actions taken by the Corporate and Institutional Accounts Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman and made available to the General Trust Committee at its next ensuing regular meeting for its review and approval.

                                  ARTICLE VI

                         Stock and Stock Certificates
                         ----------------------------

   SECTION 6.1 TRANSFERS. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

   SECTION 6.2 STOCK CERTIFICATES. Certificates of stock shall bear the signature of the Chairman, the Vice Chairman, the President, or a Vice President (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                 ARTICLE VII

                                Corporate Seal
                                --------------

   SECTION 7.1  The President, the Cashier, the Secretary, or any
Assistant Cashier, or Assistant Secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form.

                                 ARTICLE VIII

                           Miscellaneous Provisions
                           ------------------------

   SECTION 8.1 FISCAL YEAR. The fiscal year of the Association shall be the calendar year.

   SECTION 8.2 EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, or the President, or any Vice Chairman of the Board, any Vice President or Assistant Vice President, or the Secretary or Assistant Secretary, Cashier, or Assistant Cashier, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer or Assistant Trust Officer; provided, however, that where required, any such instrument shall be attested by one of said officers other than the officer executing such instrument. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted in behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these By-laws.

   SECTION 8.3 RECORDS. The Articles of Association, the By-laws, and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier, or other officer appointed to act as Secretary of the meeting.

                                  ARTICLE IX

                                   By-laws
                                   -------

   SECTION 9.1 INSPECTION. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Head Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

   SECTION 9.2 AMENDMENTS. The By-laws may be amended, altered or repealed, at any regular or special meeting of the Board of Directors, by a vote of a majority of the whole number of Directors.

2614C

                                  Exhibit A
                                  ---------

                     First Union National Bank of Georgia
                                  Article X
                              Emergency By-laws



   In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this Association will continue to conduct the affairs of the Association under such guidance from the directors or the Executive Committee as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any applicable governmental directives during the emergency.

                      OFFICERS PRO TEMPORE AND DISASTER

   Section 1. The surviving members of the Board of Directors or the Executive Committee shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any director, for the time being.

   Section 2. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Association by its directors and officers as contemplated by these By-laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Association in accordance with the provisions of Article II of these By-laws; and in addition, such Committee shall be empowered to exercise all of the powers reserved to the General Trust Committee under Section 5.3 of Article V hereof. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Association in accordance with the foregoing provisions of this section. This By-law shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose, and any provisions of these By-laws (other than this section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by an interim Executive Committee acting under this section that it shall be to the advantage of this Association to resume the conduct and management of its affairs and business under all of the other provisions of these By-laws.

                              Officer Succession

   BE IT RESOLVED, that if consequent upon war or warlike damage or disaster, the Chief Executive Officer of this Association cannot be located by the then acting Head Officer or is unable to assume or to continue normal executive duties, then the authority and duties of the Chief Executive Officer shall, without further action of the Board of Directors, be automatically assumed by one of the following persons in the order designated:

   Chairman
   President
   Division Head/Area Administrator - Within this officer class, officers shall take seniority on the basis of length of service in such office or, in the event of equality, length of service as an officer of the Association.

   Any one of the above persons who in accordance with this resolution assumes the authority and duties of the Chief Executive Officer shall continue to serve until he resigns or until five-sixths of the other officers who are attached to the then acting Head Office decide in writing he is unable to perform said duties or until the elected Chief Executive Officer of this Association, or a person higher on the above list, shall become available to perform the duties of Chief Executive Officer of the Association.

   BE IT FURTHER RESOLVED, that anyone dealing with this Association may accept a certification by any three officers that a specified individual is acting as Chief Executive Officer in accordance with this resolution; and that anyone accepting such certification may continue to consider it in force until notified in writing of a change, said notice of change to carry the signatures of three officers of the Association.

                             Alternate Locations

   The offices of the Association at which its business shall be conducted shall be the main office thereof in each city which is designated as a City Office (and branches, if any), and any other legally authorized location which may be leased or acquired by this Association to carry on its business. During an emergency resulting in any authorized place of business of this Association being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Association. Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

                             Acting Head Offices

   BE IT RESOLVED, that in case of and provided because of war or warlike damage or disaster, the General Office of this Association, located in Atlanta, Georgia, is unable temporarily to continue its functions, the
           office, located in                   , Georgia, shall
automatically and without further action of this Board of Directors, become the "Acting Head Office of this Association";

   BE IT FURTHER RESOLVED, that if by reason of said war or warlike damage or disaster, both the General Office of this Association and the said Raleigh Office of this Association are unable to carry on their
functions, then and in such case, the                    Office of this
Association, located in                  , Georgia, shall, without further
action of this Board of Directors, become the "Acting Head Office of this
Association"; and if neither the                         Office nor the
                Office can carry on their functions, then the
   Office of this Association, located in                    , Georgia,
shall, without further action of this Board of Directors, become the "Acting Head Office of this Association"; and if neither the
Office, the                Office, nor the                Office can carry
on their functions, then the                Office of this Association,
located in                , Georgia, shall, without further action of this
Board of Directors, become the "Acting Head Office of this Association". The Head Office shall resume its functions at its legally authorized location as soon as practicable.

                            EXHIBIT 6 TO FORM T-1

                              CONSENT OF TRUSTEE


   Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Subordinated Debt Securities of Merry Land & Investment Company, Inc., First Union National Bank of Georgia hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                FIRST UNION NATIONAL BANK OF
                                  GEORGIA

                                By:   /s/ Susan L. Adams
                                ----------------------------
                                        Susan L. Adams
                                        Vice President

                            EXHIBIT 7 TO FORM T-1

        This form is for use by National Banks only. It should be used for publication purposes only, and should not be returned to the FDIC.

- ---------------------------------------------------------------------------

   Comptroller of the Currency
   Administrator of National Banks

- ---------------------------------------------------------------------------


                            REPORT OF CONDITION



                 Consolidating domestic subsidiaries of the


              First Union National Bank of Georgia of Atlanta
              -----------------------------------------------
                      Name of Bank               City

  in the state of Georgia, at the close of business on September 30, 1994, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.

   Charter Number 21161 Comptroller of the Currency Southeastern District

Statement of Resources and Liabilities

ASSETS
                                                                                   Thousands of dollars
Cash and balances due from depository institutions
     Noninterest-bearing balances and currency and coin                                       1,040,491
     Interest-bearing balances                                                                        0
Held-to-maturity securities                                                                     334,119
Available-for-sale securities                                                                   747,931
Federal funds sold                                                                               52,959
Securities purchased under agreements to resell                                                       0
Loans and lease financing receivables:
     Loans and leases, net of unearned income                             6,380,154
     LESS:  Allowance for loan and lease losses                             150,095
     LESS:  Allocated transfer risk reserve                                       0
     Loans and leases, net of unearned income, allowance, and reserve                         6,230,059
Assets held in trading accounts                                                                       0
Premises and fixed assets (including capitalized leases)                                        149,131
Other real estate owned                                                                          35,637
Investments in unconsolidated subsidiaries and associated companies                                   0
Customers' liability to this bank on acceptance outstanding                                       1,064
Intangible assets                                                                                76,683
Other assets                                                                                    156,379
Total assets                                                                                  8,824,453


LIABILITIES
Deposits:
     In domestic offices                                                                      7,122,244
       Noninterest-bearing                                                  986,688
       Interest-bearing                                                   6,135,556
Federal funds purchased                                                                          16,900
Securities sold under agreements to repurchase                                                  367,041
Demand notes issued to the U.S. Treasury                                                          5,607
Trading liabilities                                                                                   0
Other borrowed money
     With original maturity of one year or less                                                 494,134
     With original maturity of more than one year                                                66,573
Mortgage indebtedness and obligations under capitalized leases                                    2,922
Bank's liability on acceptance executed and outstanding                                           1,064
Subordinated notes and debentures                                                               120,625
Other liabilities                                                                                98,823
Total liabilities                                                                             8,295,933
Limited-life preferred stock and related surplus                                                      0
EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                         0
Common stock                                                                                     14,626
Surplus                                                                                         374,800
Undivided profits and capital reserves                                                          165,752
Net unrealized holding gains (losses) on available-for-sale securities                         (26,658)
Total equity capital                                                                            528,520
Total liabilities, limited-life preferred stock, and equity capital                           8,824,453

We, the undersigned directors, attest   I, Gary R. Sessions
to the correctness of this statement    -----------------------------------
of resources and liabilities.  We       Name
declare that it has been examined by
us, and to the best of our knowledge    Vice President
and belief has been prepared in         -----------------------------------
conformance with the instructions and   Title
is true and correct.

Directors                               of the above-named bank do hereby
                                        declare that this Report of
Carl E. Sanders                         Condition is true and correct to
- -----------------------------------     the best of my knowledge and
                                        belief.

Harald R. Hansen                        /s/ Gary R. Sessions
- -----------------------------------     -----------------------------------
                                        Signature
David M. Carroll
- -----------------------------------     October 27, 1994
                                        -----------------------------------
                                        Date
